THIS AGREEMENT made in triplicate this 15th day of April, 1997.

BETWEEN:

GANDALF TECHNOLOGIES INC. a corporation
duly incorporated under the laws of the Ontario, having its head office at the City of Nepean, in the Province of Ontario

(hereinafter referred to as the "Company")



JOHN F. GAMBA
7905 Sandalfoot Drive,
Potomac, Maryland, USA 20854

(hereinafter referred to as the "Chairman")




WHEREAS GAMBA was appointed to the position of Chairman of the Board on February 6, 1997;

AND WHEREAS the Company is desirous of retaining the services of GAMBA in the capacity of Chairman of the Board of the Company; AND WHEREAS GAMBA is desirous to provide his personal services in the capacity of Chairman of the Board of the Company.

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereto mutually covenant and agree as follows:

1.0  Definitions
----------------

  (a)   "Board" shall mean the board of directors of the Company.

  (b) "Business of the Company" shall mean and include the business of Gandalf Technologies Inc., and any of its subsidiary companies,

  (c) "Change of Control" shall mean the ownership by a person or entity or group of persons and/or entities acting in concert of (i) 50% or more of the issued and outstanding shares of the Company resulting from a purchase or acquisition of the voting securities of the Company; or (ii) all or substantially all of the Company's assets as a result of an amalgamation, consolidation, merger or acquisition.

  (d) "Company" shall mean Gandalf Technologies Inc., and its subsidiary companies.

  (e) "Confidential Information" shall mean all trade secrets, customer lists, sales and marketing information, customer account records, training and operations material and memoranda, personnel records, pricing information, and financial information concerning or relating to the business, accounts customers, employees and affairs of the Company, obtained by or furnished, disclosed or disseminated to GAMBA, or obtained, assembled or complied by GAMBA or under his supervision during the course of his services rendered to the Company, and all physical embodiments of the foregoing, all of which are hereby agreed to be the property of and confidential to the Company, but Confidential Information shall not include any of the foregoing to the extent the same is or becomes publicly known through no fault or breach of this Agreement by GAMBA.

2.0  Services
-------------


2.01  Position
--------------


       Subject to being re-elected to the Board by the shareholders of the Company, and subject to the will of the Board and the terms and conditions herein contained, GAMBA shall hold the position of Chairman of the Board of the Company and shall perform such duties and exercise such powers related thereto as may from time to time be assigned to him by the board of directors and the Company.




2.02  Term
----------

       The terms of this agreement shall commence with effect from April 1, 1997 and shall continue during GAMBA's tenure as Chairman of the Board, unless terminated in accordance with the provisions of this agreement.


2.03  Location
--------------

       GAMBA shall perform his work and services for the Company in such places as the Board and the Company may require from time to time.


3.0  Compensation
-----------------

3.01  Currency Transaction
--------------------------

      All dollar amounts are expressed in US dollars.

3.02  Honorarium
----------------

      Subject to the provisions in paragraph 4 hereof, the Company shall pay to GAMBA an annual honorarium of FORTY EIGHT THOUSAND ($48,000) per annum during the term of this Agreement. The honorarium shall be paid in accordance with the normal payroll practices of the Company and shall be subject to such deductions and withholdings as are required by law.

3.03 GAMBA shall be granted options under the Company's Stock Option Plan for Key Employees and Directors (the "Plan") to purchase 50,000 common shares of the Company. The date of grant shall be April 15, 1997 and the options shall vest in one-fifth increments on each of the next five anniversary dates of the date of grant. The exercise price shall be the closing price of one common share of the Company's stock as quoted by The Toronto Stock Exchange on the day prior to the date of grant.

      The Company's obligation to grant the options as set out above is subject to the Company being able to comply with the requirements of The Toronto Stock Exchange including, without limiting the generality of the foregoing, the obtaining of shareholder approval to create a sufficient number of options. The Company shall use reasonable efforts to insure that all of the options referred to above can be granted in compliance with the requirements of The Toronto Stock Exchange.

      Except as provided in this agreement, all terms and conditions of the Plan shall apply to the options granted pursuant to this Agreement.

3.04  Expenses
--------------

      GAMBA shall be entitled to be reimbursed in accordance with the policies of the Company, as adopted and amended from time to time, for all reasonable and necessary expenses incurred by him in connection with the services rendered hereunder; which shall include but not be limited to travel, lodging, meals and incidental expenses, provided GAMBA shall as a condition of such reimbursement, submit verification of the nature and amount of such expenses in accordance with the reimbursement policies from time to time adopted by the Company.

4.0  Covenants
--------------

4.01  Service
-------------

      GAMBA shall devote not less than twelve (12) full days of service in each fiscal quarter to the business of the Company and shall well and faithfully serve the Company and shall use his best efforts to promote the interests of the Company.

4.02 If GAMBA devotes more than forty -eight (48) full days of service in any fiscal year to the business of the Company, GAMBA shall be paid an additional TWO THOUSAND DOLLARS ($2,000) for each additional day of service in excess thereof.

4.03 If GAMBA does not devote forty-eight (48) full days of service to the Company in any fiscal year, the amount of ONE THOUSAND DOLLARS ($1,000) shall be deducted from the honorarium set out in paragraph 3.02 hereof, for each day's service, or part thereof, less than forty-eight (48).

4.04 For purposes of computing a full day of service under this paragraph, GAMBA may combine partial days or hours of service rendered to the Company within a fiscal year.

4.05 The compensation paid under this agreement shall be in lieu of the directors' annual retainer and meeting fees paid to outside directors.

4.06 GAMBA shall maintain a log of the days of service provided to the Company and shall submit such logs to the Chief Executive Officer of the Company on a monthly basis.


5.0  Change of Control
----------------------

5.01  In the event of a Change of Control, the following shall apply:

      (a) in respect of the honorarium paid to GAMBA as set out in paragraph 3.02, the difference, if any, between the honorarium stipulated in paragraph 3.02 and the amount or amounts paid to the date of the Change of Control, shall immediately become payable in lump sum; and

      (b) in respect of the options granted in paragraph 3.03, all unexercised options granted pursuant to this Agreement shall vest and be immediately exercisable.

6.0  Confidential Information
-----------------------------

6.01 GAMBA acknowledges that as the Chairman he will acquire information about certain matters and things which are confidential to the Company, and which information is the exclusive property of the Company, including:

     (a)   product design and manufacturing information;

     (b) names and addresses, buying habits and preferences of present customers of the Company, as well as prospective customers;

     (c)   pricing and sales policies, techniques and concepts; and

     (d) other confidential information of a proprietary nature concerning the business operations or financing of the Company.


6.02 GAMBA acknowledges the information as referred to in paragraph 6.01 could be used to the detriment of the Company. Accordingly, GAMBA undertakes not to disclose same to any third party either during the term of this agreement except as may be necessary in the proper discharge of the services to be rendered under this agreement, or after he ceases to be Chairman except with the written permission of an officer of the Company.

6.03 GAMBA acknowledges and agrees that without prejudice to any other rights of the Company, in the event of his violation or attempted violation of any of the covenants contained in paragraph 6 of this agreement, an injunction or any other likely remedy shall be the only effective remedy to protect the Company's rights and property as set out in paragraph 6, and that an interim injunction may be granted immediately on the commencement of any suit.

6.04 GAMBA understands and agrees that the Company has a material interest in preserving the relationship it has developed with customers against impairment by competitive activities of a former executive. Accordingly, GAMBA agrees that the restrictions and covenants contained in paragraph 6 of this agreement, are of the essence to this agreement and constitute a material inducement to the Company to enter into this agreement and to retain the services of GAMBA, and that the Company would not enter this agreement absent such inducement. Furthermore, a claim or cause of action by GAMBA against the Company whether predicated on this agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants or restrictions provided, however, that if any provision shall be held to be illegal, invalid or unenforceable in any jurisdiction, the decision shall not affect any other covenant or provision of this agreement or the application of any other covenant or provision.

7.0  Termination of Agreement
-----------------------------

7.01 The parties understand and agree that this agreement may be terminated in the following manner in the specified circumstances:

     (a) by the Company, in its absolute discretion, without any notice, and subject to the provision of section 5.01(a) of this Agreement, without compensation in lieu thereof upon GAMBA ceasing to be the Chairman of the Board;

      (b) by GAMBA, upon giving the Company ninety (90) days notice in writing and subject to all applicable provisions of this agreement, of his intention to resign his position as Chairman of the Board. Except as specifically provided in this agreement, GAMBA shall not be entitled to receive any payment or compensation for loss of office or otherwise by reason of the resignation.


8.0  General
------------

8.01  Sections and Headings
---------------------------

     The division of this Agreement into Articles and Sections and the insertion of headings are for the convenience of reference only and shall not affect the constructions or interpretation of this Agreement. The terms "this Agreement", "hereof", "hereunder" and similar expressions refer to this Agreement and not to any particular Article, Section or other portion hereof and include any agreement or instrument supplemental or ancillary hereto. Unless something in the subject matter or context is inconsistent therewith, references herein to Articles and Sections are to Articles and Sections of this Agreement.

8.02  Number
------------

     In this Agreement words importing the singular number only shall include the plural and vice versa and words importing the masculine gender shall include the feminine and neuter genders and vice versa and words importing persons shall include individuals, partnerships, associations, trusts, unincorporated organizations and corporations and vice versa.

8.03  Benefit of Agreement
--------------------------

     This Agreement shall enure to the benefit of and be binding upon the heirs, executors, administrators and legal personal representatives of GAMBA and the successors and permitted assigns of the Company respectively. This Agreement is a contract for personal services and may not be assigned by GAMBA.


8.04  Entire Agreement
----------------------

     This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and cancels and supersedes any prior understandings and agreement between the parties hereto with respect thereto. There are no representations, warranties, forms, conditions, undertakings, or collateral agreements, express, implied or statutory between the parties other than as expressly set forth in this Agreement.

8.05  Amendments and Waivers
----------------------------

     No amendment to this Agreement shall be valid or binding unless set forth in writing and duly executed by both of the parties hereto. No waiver of any breach of any provision of this Agreement shall be effective or binding unless made in writing and signed by the party purporting to give the same and, unless otherwise provided in the written waiver, shall be limited to the specific breach waived.

8.06  Severability
------------------

     If any provision of this Agreement is determined to be invalid or unenforceable in whole or in part, such invalidity or unenforceability shall attach only to such provision or part thereof and the remaining part of such provision and all other provisions hereof shall continue in full force and effect.





8.07  Notices
-------------

     Any demand, notice or other communication (hereinafter in this Section 8.07 referred to as a "Communication") to be given in connection with this Agreement shall be given in writing and may be given by personal delivery or by registered mail addressed to the recipient as follows:

          The President & CEO
          c/o Gandalf Technologies Inc.
          130 Colonnade Road South
          Nepean, Ontario
          K2E 7M4

          Tel:  613 - 274-6500
          Fax:  613 - 274-6505

     or such other address or individual as may be designated by notice by either party to the other. Any Communication given by personal delivery shall be conclusively deemed to have been given on the day of actual delivery thereof and, if made or given by registered mail, on the 3rd day, other than a Saturday, Sunday or statutory holiday in Ontario, following the deposit thereof in the mail. If the party giving any Communication knows or ought reasonably to know of any difficulties with the postal system which might affect the delivery of mail, any such Communication shall not be mailed but shall be given by personal delivery.

8.08  Governing Law
-------------------

     This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario. For the purpose of all legal proceedings this Agreement shall be deemed to have been performed in the Province of Ontario and the courts of the Province of Ontario shall have safe and exclusive jurisdiction to entertain any action arising under this Agreement.

8.09  Interpretation of Agreement
---------------------------------
      Any issues arising out of the application, interpretation or administration of this Agreement shall be determined by final and binding arbitration pursuant to the Arbitration Act, 1991 or successor legislation. The arbitrator shall be appointed in accordance with the Arbitration Act, 1991, and the arbitrator shall have the power to award compensation, or damages in case of breach of the terms of this Agreement. However, the arbitrator shall not have the power to order reinstatement nor shall he/she have the power to amend, or alter in any way the terms of this Agreement.



8.10  Copy of Agreement
-----------------------

     GAMBA hereby acknowledges receipt of a copy of this Agreement duly signed by the Company.


8.11  Confidentiality of This Agreement
---------------------------------------

     Save and except for such disclosure of this Agreement may be required to be made by the Company in order to comply with applicable securities laws and regulations, in further consideration of the mutual promises contained in this agreement, the GAMBA agrees that the terms of this Agreement shall remain and be kept confidential by him.


     IN WITNESS WHEREOF the parties have executed this Agreement.



SIGNED AND DELIVERED
In the presence of:
s/JOHN F. GAMBA
---------------
John F. Gamba



GANDALF TECHNOLOGIES INC.


per:
s/RICHARD D. BUSTO
------------------
Richard D. Busto
President and Chief Executive Officer